UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	March 24, 2014
Date of earliest event reported:	March 18, 2014

FULTON FINANCIAL
CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania		17604
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: 717-291-2411
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 18, 2014, the Board of Directors (the “Board”) of Fulton Financial Corporation (“Fulton”), based on the recommendations of the Human Resources Committee (the “HR Committee”) of the Board, approved Performance Share and Time-Vested Restricted Stock Unit Awards, as defined under Fulton’s Amended and Restated Equity and Cash Incentive Compensation Plan (the “2013 Plan”). The form of Restricted Stock Unit award agreements, for Time-Vested and Performance Share Awards to be granted April 1, 2014 and in the future under the 2013 Plan, were also approved by the Board on March 18, 2014, and are attached hereto as Exhibits 10.1 and 10.2.
The preceding description of these Restricted Stock Unit award agreements is qualified in its entirety by reference to the full text of the form of award agreements which are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference. The 2013 Plan was previously filed as Exhibit 10.1 of the Fulton Current Report on Form 8-K, dated May 3, 2013.
Item 9.01 Financial Statements And Exhibits
(d)    Exhibits.

Exhibit No.	Description
10.1	Time-Vested Restricted Stock Unit Award Agreement
10.2	Performance Share Restricted Stock Unit Award Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2014	FULTON FINANCIAL CORPORATION
By: /s/ Daniel R. Stolzer
Daniel R. Stolzer
Executive Vice President
and General Counsel